Exhibit 10.38A

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made this 27th day of November, 2017 (the “Effective Date”), by and between WPT LAND 2 LP, a Delaware limited partnership (“Landlord”), and OCUGEN, INC., a Delaware corporation (“Tenant”).

BACKGROUND:

A.    Landlord and Tenant entered into that certain Lease Agreement dated December 19, 2016 (the “Lease”), covering certain premises containing approximately 2,639 rentable square feet of space identified as Suite 160 (the “Original Space”), located in Landlord’s approximate 65,044 rentable square foot building commonly known as 5 Great Valley Parkway, Malvern, Pennsylvania 19355 (the “Building”), as more fully described in the Lease.

B.    Tenant desires to expand the Premises within the Building, and to modify other sections of the Lease, and Landlord has agreed to such extension and modifications, subject to the provisions of this First Amendment. Accordingly, Landlord and Tenant desire to amend the Lease.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound, hereby agree that the Lease is amended as follows:

1.    Incorporation. The above Background is incorporated herein by reference.

2.    Defined Terms; Conflict. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease. In the event there is a conflict between the terms of the Lease and this First Amendment, this First Amendment shall control.

3.    Lease Effective Date. Landlord and Tenant hereby acknowledge and confirm that the Effective Date of the Lease is December 19, 2016.

4.    Expansion of Premises. Effective five days after Landlord delivers the Premises with Landlord’s Work complete, but no earlier than January 1, 2018 (the “New Premises Effective Date”) and continuing through and including January 31, 2019 (the “Suite 150 Space Expiration Date”), Landlord hereby agrees to lease to Tenant and Tenant agrees to lease from Landlord, together with the right in common with others to use the Common Areas, additional space in the Building, constituting a portion of Suite 150, containing approximately 2,327 rentable square feet of space, more particularly described, shaded in the color red, on Exhibit “A” attached hereto (the “Suite 150 Space”), on the terms set forth in this First Amendment. Accordingly, from and after the New Premises Effective Date and continuing through the Suite 150 Space Expiration Date, the “Premises” as defined in Section 1(a) of the Lease shall include the Original Space and the Suite 150 Space, containing in the aggregate approximately 4,966 rentable square feet, as shown on Exhibit “A” attached hereto.

(a)    Tenant accepts the Premises in its “as is” “where is” condition and Landlord shall have no obligations to improve or to pay for any improvements to use the Premises for

Tenant’s use or occupancy, except that Landlord will, at Landlord’s sole cost and expense, (i) recarpet the Suite 150 Space using new broadloom carpet, (ii) provide all utilities including, without limitation: HVAC and related duct work and electricity in good working order, and (iii) provide Tenant with building standard lobby directory signage (items (i), (ii) and (iii), collectively, are “Landlord’s Work”). Further, Landlord shall be responsible for repairs and maintenance with respect to the Premises which are Landlord’s express responsibility under the Lease, arising from and after the date hereof. Tenant and its agents shall have the right, at Tenant’s own risk, expense and responsibility, at all reasonable times prior to January 1, 2018, to enter the Suite 150 Space for the purpose of taking measurements and installing its furnishings and equipment (including, without limitation, its telecommunications and/or data wiring and/or cabling), provided that Tenant does not materially interfere with or delay Landlord’s Work, Tenant uses contractors and workers that are compatible with the contractors and workers engaged by Landlord, and Tenant obtains Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b)    Notwithstanding anything in the Lease or this First Amendment to the contrary, effective on the New Premises Effective Date and continuing through and including the Suite 150 Space Expiration Date, Tenant’s Minimum Annual Rent obligation for the Suite 150 Space shall be as follows:

Period	$RSF	Annual	Monthly
1/1/2018 - 12/31/2018	$15.45	$35,952.15	$2,996.01
1/1/2019 - 1/31/2019	$15.45	—	$2,996.01

(c)    Effective on the New Premises Effective Date through the Suite 150 Space and continuing Expiration Date, Tenant shall pay on account of “Annual Operating Expenses” for the Premises (which will then include both the Original Space and the Suite 150 Space), pursuant to Section 6 of the Original Lease, an amount equal to the product of 4,966 multiplied by Landlord’s then current per square foot estimate thereof, with is currently $10.28 for the calendar year 2018, payable in equal monthly installments, subject to adjustment and reconciliation as set forth in the Lease.

(d)    Effective on the New Premises Effective Date through the Suite 150 Space Expiration Date, “Tenant’s Share” with respect to the Premises shall be 7.63%.

5.    Remainder of Suite 150; Right of First Offer. Neither Tenant nor its agents or employees shall have any right or privilege to use or occupy the remainder of Suite 150 (i.e., that portion of Suite 150 that is not included within the Suite 150 Space, hereinafter referred to as the “Remainder Space”) in any manner whatsoever, including, without limitation, for storage of any item of any nature. Tenant shall have the right of first offer to lease the entirety of Suite 150 (including both the Suite 150 Space and the Remainder Space), consisting of approximately 5,399 rentable square feet of space as depicted on Exhibit “A” attached hereto (the “ROFO Space”), subject to and in accordance with the terms and conditions of this Section 5. Landlord shall notify Tenant in writing of a bona fide response, received on or before the Suite 150 Space Expiration Date, from a 3rd party to Landlord’s offer to lease (“Landlord’s Offer”) the entire ROFO Space for a term beginning after the Suite 150 Space Expiration Date (“Landlord’s ROFO Notice”),

provided that Landlord has not given Tenant notice of default more than two (2) times on or after the New Premises Commencement Date, and that there then exists no Event of Default by Tenant, nor any event that with the giving of notice and/or the passage of time would constitute an Event of Default, and that Tenant is the sole occupant of the Premises, subject to the following:

(a)    Tenant shall have ten (10) business days following the date of such Landlord’s Offer Notice within which to notify Landlord in writing (“Tenant’s Notice”) that Tenant is interested in leasing the entire ROFO Space. If Tenant timely sends Tenant’s Notice, Landlord and Tenant shall have thirty (30) days following Landlord’s receipt of Tenant’s Notice within which to negotiate mutually satisfactory terms for the leasing of the ROFO Space and an additional thirty (30) days to negotiate an amendment to the Lease, confirming such terms; the parties each agreeing to act in good faith and in a commercially reasonable manner. If Tenant does not timely deliver the Tenant Notice or timely enter into such amendment with Landlord, then this right of first offer to lease the ROFO Space will lapse and be of no further force or effect and Landlord shall have the right to lease all or any portion of the ROFO Space to any third party accepting Landlord’s Offer on any terms and conditions.

(b)    This right of first offer to lease such ROFO Space is a one-time right, is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord’s consent) or other party, and will expire on the earlier to occur of (i) Tenant’s receipt of Landlord’s ROFO Notice, or (ii) April 30, 2018.

(c)    Time is of the essence with respect to Tenant’s obligations under this Section 5.

6.    Brokers. Each of Landlord and Tenant covenants and represents to the other that they have dealt with no brokers in connection with this First Amendment. Each of Landlord and Tenant agree to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with this First Amendment from any real estate brokers or agents.

7.    Survival; PA Remedies. All references to the “Lease” shall refer to the Lease as modified by this First Amendment. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect in accordance with its terms. Specifically, without limitation, in the event of any default by Tenant of any of its obligations under the Lease, as hereby amended, Landlord shall be entitled to pursue all remedies available under the Lease, as hereby amended, or otherwise available at law or in equity. Accordingly, Tenant agrees to the following:

(a)    When this Lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT

PRIOR NOTICE OR HEARING. AFTER THE ENTRY OF ANY SUCH JUDGMENT AGAINST TENANT, A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this Lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

(b)    In addition to the rights and remedies provided in Subsection (a) above, if an Event of Default occurs relating to Tenant’s non-payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all Rent due hereunder plus costs and an attorney’s collection commission equal to the greater of ten percent (10%) of all Rent or Five Thousand and 00/100 Dollars ($5,000.00), for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT’S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial Term of this Lease and during any extended or Renewal Term of this Lease and after the expiration of any extended or Renewal Term of this Lease.

(c)    The warrants of attorney to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

(d)    TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR

REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION THEREON AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, ANY FIDUCIARY DUTIES OWED BY LANDLORD TO TENANT UNDER THE PROVISIONS OF 20 PA. C.S.A. §5601 ET SEQ

8.    Lease Confirmation. Landlord and Tenant acknowledges and agree that the Lease is in full force and effect and neither Landlord nor Tenant have any claims or offsets against the other which are due or to become due hereunder.

9.    Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.    Ministerial Actions. Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this First Amendment, or make any claim that this First Amendment or the Lease is invalid or unenforceable, due to any failure of this document or the Lease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

11.    Signatures; Multiple Counterparts. This First Amendment may be executed in counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this First Amendment, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single First Amendment. Tenant expressly agrees that if the signature of Landlord and/or Tenant on this First Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this First Amendment as of the day and year first above written.

LANDLORD:

WPT LAND 2 LP

By:	WPT Land 2 GP LLC, its general partner

By:
Name:	Tony Nichols
Title:	Senior Vice President

TENANT:

OCUGEN, INC.

By:
Name:	Shanka Musunuri
Title:	CEO

[Signature Page to First Amendment to Lease Agreement]

EXHIBIT A

Proposed Premises

Exhibit A to First Amendment to Lease Agreement